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                                                                     Exhibit 5.1





                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]





                                September 25, 1997



Sanmina Corporation
355 East Trimble Road
San Jose, CA  95131

         RE: REGISTRATION STATEMENT ON FORM S-4; REGISTRATION NO. 333- ______

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4, Registration No. 333-______, (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 3,480,951 shares of your common stock, $.001 par value ("Common Stock") issuable in connection with the merger (the "Merger") contemplated by that certain Agreement and Plan of Merger dated as of July 22, 1997, as amended (the "Merger Agreement"), among Sanmina Corporation, a Delaware corporation ("Sanmina"), SANM Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Sanmina, and Elexsys International, Inc., a Delaware corporation ("Elexsys").

         As your counsel in connection with the Registration Statement, we have examined (i) the proceedings taken by you in connection with entering into the Merger Agreement, (ii) the proceedings taken by you in connection with the authorization of the issuance of shares of the Common Stock to be issued in connection with the Merger (the "Shares"), and (iii) originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other documents as we have deemed necessary to render this opinion.



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Sanmina Corporation
September 25, 1997
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         Based upon the foregoing, it is our opinion that the Shares, when issued in exchange for shares of Elexsys in accordance with the Merger Agreement, will be legally issued, fully paid and nonassessable shares of Common Stock.

         We express no opinion as to the matters governed by any laws other than the laws of the State of Delaware which are in effect as of the date hereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under "Legal Matters."

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ WILSON SONSINI GOODRICH & ROSATI